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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of The
                        Securities Exchange Act of 1934

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
                                                         NETIQ CORPORATION
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                                      (Exact name of Registrant as specified in its charter)
Delaware                                                                                                        77-0405505
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
(State of incorporation or organization)                                                           (IRS Employer I.D. No.)
5410 Betsy Ross Drive, Santa Clara, California                                                                       95054
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Address of principal executive offices                                                                            Zip Code

      If this form relates to the registration of a class       If this form relates to the registration of a class of
      of securities pursuant to Section 12(b) of the            securities pursuant to Section 12(g) of the Exchange Act
      Exchange Act and is effective pursuant to General         and is effective pursuant to General Instruction A.(d),
      Instruction A.(c), please check the following box.[_]     please check the following box.[X]

Securities Act registration statement file number to which this form relates (if applicable):  333-79373
                                                                                             -----------------------------

Securities to be registered pursuant to Section 12(b) of the Act:

                 Title of Each Class                                        Name of Each Exchange on Which
                 to be so Registered                                        Each Class is to be Registered

---------------------------------------------------------  -----------------------------------------------------------
Securities to be registered pursuant to Section 12(g) of the Act:

                                              Common Stock, $.001 par value per share
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                                                         (Title of Class)
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Item 1. Description of Registrant Securities to be Registered
        -----------------------------------------------------

     The class of securities to be registered hereunder is Common Stock, $0.001 par value per share, of the Registrant. The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-79373) (the "S-1 Registration Statement"), originally filed with the Securities and Exchange Commission by the Registrant on May 26, 1999 and subsequently amended, is incorporated herein by reference.


Item 2. Exhibits
        --------

     The following exhibits are filed as a part of this registration statement:

  Number      Exhibit Title
  ------      -------------

   1.1   (a)  Specimen certificate for the Registrant's Common Stock;

   2.1A  (b)  Amended and Restated Certificate of Incorporation of the
              Registrant, as currently in effect;

   2.1B  (c)  Amended and Restated Certificate to be in effect after the closing of the offering made under the S-1 Registration Statement;

   2.2   (d)  Bylaws of the Registrant, as amended through the date hereof and as currently in effect;

(a) Incorporated by reference to Exhibit 4.1 to the Registrant's S-1 Registration Statement.
(b) Incorporated by reference to Exhibit 3.1A to the Registrant's S-1 Registration Statement.
(c) Incorporated by reference to Exhibit 3.1B to the Registrant's S-1 Registration Statement.
(d) Incorporated by reference to Exhibit 3.2A to the Registrant's S-1 Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  July 19, 1999                NETIQ CORPORATION


                                    By:   /s/ James A. Barth
                                       --------------------------
                                       James A. Barth
                                       Chief Financial Officer

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                               Index to Exhibits
                               -----------------
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
 1.1   Specimen Certificate of the Registrant's Common Stock...................   Incorporated
                                                                                  by Reference

2.1A   Amended and Restated Certificate of Incorporation,                         Incorporated
       as currently in effect..................................................   by Reference

2.1B   Amended and Restated Certificate of Incorporation to be in
       effect after the closing of the offering made under the S-1                Incorporated
       Registration Statement..................................................   by Reference

 2.2   Amended and Restated Bylaws of the Registrant,                             Incorporated
       as currently in effect..................................................   by Reference
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